UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2006

Catcher Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39526 Charlestown Pike Hamilton, Virginia 20158

(Address of Principal Executive Offices, including zip code)

(540) 882-3087

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In its consolidated financial statements for the year ended December 31, 2005, Catcher Holdings, Inc. (the “Company’) recorded as acquired research and development expense the fair value of shares issued to Ira Tabankin, the Company’s Chairman, in Catcher, Inc. prior to the merger of that entity with the Company in exchange for assets acquired. On August 4, 2006, the Audit Committee of the Company’s Board of Directors and management concluded that such shares and the related acquired intellectual property should have been recorded at the historical carryover basis of LCM Technologies, Inc. (“LCM”), an entity with which the Company concluded an asset purchase during May 2005.

Accordingly, the Audit Committee determined on that date that the previously issued consolidated financial statements included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 and the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-QSB for the periods ended June 30, 2005, September 30, 2005 and March 31, 2006 (collectively the “Original Reports”) should not be relied upon. As a result, the consolidated financial statements included in the Original Reports will be restated by the Company to reflect the correction of this error.

The Company determined that the 2.2 million shares issued to Ira Tabankin should have been recorded using the same basis as on the books of LCM, the entity with which the Company completed an asset purchase during May 2005. The impact of this correction would be to reduce acquired research and development in the Company’s Statement of Operations by $1,986,784 for each of the three- and six-month periods ended June 30, 2005, the nine-month period ended September 30, 2005 and the year ended December 31, 2005. Consequently, the additional paid in capital and deficit accumulated during the development stage originally recorded in the consolidated balance sheets as of June 30, 2005, September 30, 2005, December 31, 2005 and March 31, 2006 were overstated by $1,986,784, all of which will be restated. Certain line items in the Company’s consolidated statement of cash flows and statement of stockholders equity will be restated as a result of the correction of an error identified above. Additionally, the Company will reclassify $41,345 from acquired research and development expense into interest expense for each of the three- and six-month periods ended June 30, 2005, the nine-month period ended September 30, 2005 and the year ended December 31, 2005. This amount represents the value of the Catcher, Inc. shares issued to certain promissory note holders as consideration for the release of all claims to certain intellectual property of LCM that collateralized certain defaulted loans to LCM.

The Audit Committee of the Company’s Board of Directors and management of the Company have discussed the matters associated with the restatement disclosed in this Current Report on Form 8-K with Stonefield Josephson, Inc., the Company’s current independent registered public accounting firm, as well as Vitale, Caturano & Company, Ltd., its former independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHER HOLDINGS, INC.

August 10, 2006	By:	/s/ Jeff Gilford
Jeff Gilford Chief Financial Officer